Exhibit 77Q1(e)(i)

The Advisory Agreement dated July 21, 2009 between
 the Registrant, on behalf of ASG Diversifying
Strategies Fund, and AlphaSimplex Group, LLC is incorporated by reference to exhibit (d)(1)(vi) of post-effective amendment no. 144 to the Registration
Statement filed on Form Type 485BPOS on July 31, 2009
 (Accession No. 0001193125-09-160666 ).